Exhibit 3.61

Certificate of Conversion

for

“Other Business Entity”

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Burlington Coat Factory Warehouse of Clearwater, Inc.

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a Limited Liability Company

(Enter entity type. Example: corporation, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on December 24, 1991

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

not applicable.

4. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization:

Burlington Coat Factory of Florida, LLC

(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date: April 2, 2006.

(the effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

Signed this 9th day of March 2006.

Signature of Authorized Person: /s/ Paul Tang

Printed Name: Paul Tang Title: Executive Vice President

Fees:

Certificate of Conversion: $25.00

Fees for Florida Articles of Organization: $125.00

Certified Copy: $30.00 (Optional)

Certificate of Status: $5.00 (Optional)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

Secretary of State, Tallahassee, Florida.

Filed: March 10, 2006

ARTICLE I - Name:

The name of the Limited Liability Company is:

Burlington Coat Factory of Florida, LLC

(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “LLC,” or “L.C.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

1830 Route 130	Same
Burlington, NJ 08016

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Corporation Service Company

Name

1201 Hays Street Florida street address

(P.O. Box NOT acceptable)

Tallahassee FL 32301

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.,

Corporation Service Company

By:	/s/ Laura R. Dunlap
Registered Agent’s Signature (REQUIRED)

Laura R. Dunlap

as its agent

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, NJ 08016

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: April 2, 2006 (OPTIONAL) (If an effective date is Listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Paul Tang

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

By: Paul C. Tang

Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)

2